Exhibit 3.808
C&S 700 (Rev. (8/96)
MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received	(FOR BUREAU USE ONLY)
OCT 09 1998
FILED

Name
	PH. 517-663-2525 Ref # 86415		OCT 09 1998
Attn: Cheryl J. Bixby

Add	MICHIGAN RUNNER SERVICE		Administrator
MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
City	P.O. Box 266		CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
Eaton Rapids, MI. 48827-0266
Zip Code
EFFECTIVE DATE:
☐ Document will be returned to the name and address you enter above ☐

ARTICLES OF ORGANIZATION
For use by Domestic Limited Liability Companies			B 34-455
(Please read information and instructions on last page)
     Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:
ARTICLE I

The name of the limited liability company is:	Republic Services of Michigan III, LLC

ARTICLE II
The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.
ARTICLE III

The duration of the limited liability company is:	Perpetual

ARTICLE IV

1.	The address of the registered office is:

	c/o The Corporation Company 30600 Telegraph Rd.	Bingham Farms	,	Michigan	48025

	(Street Address)	(City)			(ZIP Code)

2.	The mailing address of the registered office if different than above:

			,	Michigan

	(P.O. Box)	(City)			(ZIP Code)

3.	The name of the resident agent at the registered office is:	The Corporation Company

ARTICLE V (Insert any desired additional provision authorized by the Act; attach additional pages if needed.)

Signed this 8th day of October, 1998

By	/s/ David A. Barclay	/s/ Harris W. Hudson

	(Signature)	(Signature)	(Signature)

	David A. Barclay, Vice President	Harris W. Hudson, Director

	(Type or Print Name)	(Type or Print Name)	(Type or Print Name)
(MICH. — LLC 3290 — 5/2/97)